UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934

Ares Management, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	80-0962035
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, 12th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares Representing Limited Partner Interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-194919.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

Ares Management, L.P. (the “Registrant”) previously filed a Registration Statement on Form 8-A on April 28, 2014 with respect to common units representing limited partner interests of the Registrant (the “Prior Form 8-A”). Effective March 1, 2018, the Registrant amended its Second Amended and Restated Agreement of Limited Partnership to change the name of the Registrant’s common units representing limited partner interests (the “Common Units”) to common shares representing limited partner interests (the “Common Shares”). The Registrant is amending the Prior Form 8-A to reflect such change.  The terms of such Common Shares, and the associated rights, otherwise remain unchanged.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Units of the Registrant included under the caption “Description of Common Units” and “Material Provisions of Ares Management, L.P. Partnership Agreement” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2014 (Registration No. 333-194919), including exhibits, as amended (the “Registration Statement”), is hereby incorporated by reference herein, and is supplemented and updated by the information included in “Item 9B. Other Information” of the Registrant’s Annual Report on Form 10-K filed with the Commission on March 1, 2018, which is also incorporated by reference herein.

Item 2. Exhibits.

Number	Exhibit Description

3.1

Certificate of Limited Partnership of Ares Management, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-36429) filed with the SEC on February 29, 2016).

3.2

Third Amended and Restated Agreement of Limited Partnership of Ares Management, L.P. dated March 1, 2018 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K (File No. 001-36429) filed on March 1, 2018).

99.1

Second Amended and Restated Limited Liability Company Agreement of Ares Management GP LLC dated June 8, 2016 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36429) filed with the SEC on June 9, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 1, 2018	Ares Management, L.P.

	By:	Ares Management GP LLC, its general partner

	By:	/s/ Michael D. Weiner
		Name:	Michael D. Weiner
		Title:	Executive Vice President, Chief Legal Officer and Secretary